SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 September 3, 2004



                             THE COCA-COLA COMPANY
             (Exact name of Registrant as specified in its charter)



              Delaware             001-02217             58-0628465
          (State or other        (Commission           (IRS Employer
           jurisdiction         File Number)        Identification No.)
        of incorporation)



              One Coca-Cola Plaza
                Atlanta, Georgia                            30313
    (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (404)676-2121





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Item 8.01.  Other Events


As previously disclosed, over the past five years, the Competition Directorate of the European Commission (the "Commission") has been conducting an investigation into various commercial practices of The Coca-Cola Company (the "Company") and certain of its bottlers in Austria, Belgium, Denmark, Germany and Great Britain. In the last few months, the Company and the Commission began a dialogue to identify and address the commercial practices understood to be under review by the Commission. The Company recently submitted draft proposals that address all such practices.


The Commission has advised the Company that it intends to share these proposals with parties involved in the nonalcoholic beverage market, including retailers and other beverage suppliers, for their comment.


The Company remains committed to an open dialogue with the Commission, and will await further guidance on this matter from the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE COCA-COLA COMPANY
                                      (REGISTRANT)


Date: September 3, 2004          By: /s/ GEOFFREY J. KELLY
                                    ----------------------------------
                                         GEOFFREY J. KELLY
                                         VICE PRESIDENT AND CHIEF
                                          DEPUTY GENERAL COUNSEL